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                                                                    Exhibit 10.8

                              CONSENT OF GUARANTOR

                  The undersigned guarantor of the obligations of Mountaineer Park, Inc. ("Lessee") pursuant to that certain Master Equipment Lease Agreement No. 2248 dated as of January 31, 2000 (the "Lease") (i) consents to the addition of Equipment Schedule No. 02248-003 ("Schedule 003") (ii) confirms and agrees that the undersigned's obligations under the Guaranty Agreement dated as of January 27, 2000 (the "GUARANTY") relating to the Obligations described in the Lease Documents (as defined in the Lease) shall be unimpaired by Schedule 003 and shall include any Obligations relating to Schedule 003, (iii) confirms and agrees that, as of the date hereof, the undersigned has no defenses or set offs against PNC Leasing, LLC ("Lessor"), its officers, directors, employees, agents or attorneys, with respect to the Guaranty, and (iv) confirms and agrees that all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed. THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL PROVISIONS CONTAINED IN THE GUARANTY.

                  WITNESS the due execution hereof as a document under seal, as of April ___, 2001, intending to be legally bound hereby.


ATTEST/WITNESS:                             MTR GAMING GROUP, INC.

_________________________________   By: __________________________________

_________________________________   Its: ___________________________________